SECOND AMENDMENT TO FORBEARANCE AGREEMENT
                               AND LIMITED WAIVER

         This Second Amendment to Forbearance Agreement and Limited Waiver (the "Amendment") is made this 24th day of April, 2001, by and among NORTHLAND CRANBERRIES, INC., a Wisconsin corporation, (the "Company"), NCI FOODS, LLC, a Wisconsin limited liability company (the "Guarantor"), various financial institutions which are listed on the signature page hereof (together with their respective successors and assigns, collectively, the "Banks") and FIRSTAR BANK,
N. A., a national banking association formerly known as Firstar Bank Milwaukee,
N. A., for itself and as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in that certain Forbearance Agreement by and among the Company, the Guarantor, the Banks and the Agent, dated as of December 13, 2000 (the "Original Agreement"), as amended by that certain Amendment to Forbearance Agreement dated as of March 23, 2001 (the "First Amendment" and together with the Original Agreement, the "Forbearance Agreement").

         WHEREAS, certain Events of Default have occurred under the Forbearance Agreement, as more specifically described herein, and

         WHEREAS, the Company and the Guarantor have requested, and the Required Banks have agreed, subject to the terms and conditions of this Amendment, to waive certain Events of Default as hereinafter set forth and to amend the Forbearance Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Defaults and Limited Waiver. The Company and the Guarantor hereby acknowledge and agree that certain Events of Default with respect to the Forbearance Agreement have occurred on account of the Company's failure to comply, as set forth below, with various provisions of the Forbearance Agreement (collectively, the "Forbearance Defaults"):

            (a) the Company's failure to deliver monthly compliance certificates by the tenth business day of March and April of 2001 as required by
      Section 5(j)(iii) of the Original Agreement;

            (b) the Company's failure to provide notice of any Event of Default as required by Section 5(j)(v) of the Original Agreement;

            (c) the Company's failure to timely deliver a Security Agreement and related financing statements relating to the assets of its subsidiary, W.S.C. Water Management Corp., as required by Section 3(a)(ii) of the First Amendment;

            (d) the Company's failure to make the minimum principal payment of Nine Million Dollars ($9,000,000) on April 10, 2001, as required by
      Section 3(e) of the First Amendment;

            (e) the Company's failure to maintain certain Accounts Receivable levels for the months ended February 28, 2001 and March 31, 2001, as required by Section 3(j)(iii) of the First Amendment; and

            (f) the Company's failure to comply with the minimum Revenue requirements for the month ended March 31, 2001, as required by Section 3(j)(i) of the First Amendment.

Subject to the terms and conditions hereof, in response to the request of the Company and the Guarantor, the Required Banks and the Agent agree to waive the Forbearance Defaults. The Banks and the Agent do not waive the Current Defaults or any other Default or Event of Default under the Forbearance Agreement, the Credit Agreement, or the Loan Documents whether or not known to the Agent or the Banks and whether now existing or occurring after the date hereof. The Required Banks' and the Agent's agreement contained herein shall not nullify, extinguish, satisfy, release, discharge or otherwise affect the Company's or the Guarantor's obligations to the Banks and to the Agent. The Company and the Guarantor understand that the Agent and the Banks reserve all of their rights except to the extent their rights are expressly affected by this waiver. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given. This waiver shall not entitle the Company to any other or further waiver in any similar or other circumstances.

         2. Amendment to Forbearance Agreement. Section 5(h) of the Original Agreement shall be amended in its entirety to read as follows:

         (h) Except with respect to the Company's established accounts for payment of salaries, wage and related payroll taxes and other deductions (the "Payroll Accounts"), the Company shall establish its sole disbursement accounts at Firstar Bank, N. A. (the "New Disbursement Accounts"). No further checks shall be issued from the Old Disbursement Accounts. Until the conclusion of the Forbearance Period or the occurrence of an Event of Default hereunder, upon final payment of checks, instruments or other items received in the Collateral Account which are the proceeds of (i) the Company's accounts receivable, (ii) the proceeds of the Cliffstar Collateral to the extent such proceeds are regularly scheduled payments of principal and interest on the note subject to the Collateral Pledge Agreement, (iii) tax refunds, or (iv) direct payments to the Company by the Secretary of Agriculture from the funds of the Commodity Credit Corporation pursuant to the Agriculture, Rural Development, Food and Drug

         Administration, and Related Agencies Appropriations Act, 2001, Pub. L. No. 106-387 (collectively, the "Available Proceeds"), the Agent shall, at the direction of the Company, transmit such funds to the New Disbursement Accounts and Payroll Accounts, but only if the items presented for payment are in accordance with the Approved Budget (as hereinafter defined), only if after giving effect to payment of the presented item the difference between the principal balance of the Revolving Credit Notes and the sum of (x) cash in the Collateral Account plus (y) the aggregate amount of Inventory plus Accounts Receivable is not greater than the difference as of April 21, 2001, and only to the extent collected funds in the Collateral Account which are Available Proceeds are available within the time allowed by law to honor items presented for payment; provided, however, that, until such time as there is an Approved Budget (as hereinafter defined), the Company shall only request disbursements from Available Proceeds to pay for payroll, payroll related expenses, taxes, utilities, and payments required to be made pursuant to this Agreement. Other than the Available Proceeds, any and all Proceeds deposited in the Collateral Account shall be applied as a permanent reduction of the principal amount of the Indebtedness and Obligations. "Approved Budget" shall mean a weekly cash budget developed by the Company and approved by the Agent for the forty-five (45) day period commencing the week beginning April 29, 2001, which budget shall (i) be in sufficient detail and acceptable in all respects to the Agent; (ii) show projected receipts and necessary disbursements by category per week; (iii) project the balance of Accounts Receivable and Inventory on a weekly basis; and
         (iv) provide that at no time shall the difference between the principal balance of the Revolving Credit Notes and the sum of (x) cash in the Collateral Account plus (y) the aggregate amount of Inventory plus Accounts Receivable is not greater than the difference as of April 21, 2001; and

         3. Conditions Precedent. This Amendment shall become effective upon execution hereof by the Agent, the Required Banks, the Company, and the Guarantor.

         4. Consideration for Waiver. In consideration for, and as inducement for, the Banks' and the Agent's waiver of the Forbearance Defaults as provided herein, the Company: (a) shall immediately develop the information necessary to prepare an Approved Budget and shall provide the Agent with such information as the Agent deems necessary; (b) expressly agrees and reconfirms that its obligations pursuant to Section 5(g) and the first two sentences of Section 5(h) (as amended hereby) of the Original Agreement and Section 3(f) of the First Amendment shall survive the termination of the Forbearance Period; and (c) represents and warrants that until there is an Approved Budget, the Company shall only request disbursements from Available Proceeds to pay for payroll, payroll related expenses, taxes, utilities and payments required to be made pursuant to the Forbearance Agreement.

         5. No Extension of Forbearance Period. Notwithstanding anything contained herein, including, but not limited to, the request for the Company to develop an Approved Budget for a forty-five (45) day period, the Company and the Guarantor agree that there has been no promise by the Banks or the Agent, whether express or implied, to forbear beyond the Forbearance Period or to extend the Forbearance Period.

         6. Representations and Warranties of the Company and the Guarantor. In order to induce the Banks to enter into this Amendment, and in recognition of the fact that the Banks and the Agent are acting in reliance thereupon, the Company (as to the Company) and the Guarantor (as to the Guarantor) hereby covenant, represent and warrant to the Banks and to the Agent that:

            (a) The Company is duly incorporated and the Guarantor is duly organized, each is validly existing and in good standing under the laws of the State of Wisconsin and each has the power and authority and the legal right to own and operate its property, to lease the property it operates, and to conduct the business in which it is currently engaged.

            (b) The Company and the Guarantor each has the power and authority to enter into, deliver, issue and perform all of its obligations under this Amendment. This Amendment, when duly executed and delivered on behalf of the Company and the Guarantor, will constitute the legal, valid and binding obligation of the Company and the Guarantor, enforceable against each in accordance with its respective terms.

            (c) No consent or authorization of, filing with, or act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment. The execution, delivery and performance of this Amendment, (i) has been duly authorized by all necessary action, where applicable, (ii) will not violate any requirement of law or any contractual obligation of the Company or the Guarantor, and (iii) will not result in, or require, the creation or imposition of any lien on any of their respective properties or revenues pursuant to any requirement of law or contractual obligation.

            (d) No information, financial statement, exhibit or report furnished by the Company or the Guarantor to the Banks and the Agent in connection with the negotiation of, or pursuant to, this Agreement, contains any material misstatement of fact, omits to state a material fact, or omits any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

            (e) The representations and warranties of the Company and the Guarantor contained in the Forbearance Agreement, as well as the statement set forth in Sections 1, 2 and 3 of the Original Agreement, are true and correct in all respects as of the date of this Amendment, except that the principal amount outstanding under the Obligations as of April ___, 2001 is $154,952,932.

         7. Release. The Company, the Guarantor and each of their affiliates, representatives, officers, directors, agents, employees, and attorneys, as well as their predecessors, successors and assigns (collectively, the "Releasing Parties"), forever release and discharge the Banks, the Agent and their respective affiliates, officers, directors, shareholders, agents, representatives, attorneys and employees, predecessors, successors and assigns (collectively, the "Released Parties"), and each of them, past and present, from any and all actions, obligations, costs, damages, losses, claims, liabilities and demands of whatever kind and nature which the Releasing Parties have had, now have or hereafter may have, arising from or by reason of or in any way connected with any transaction, matter, event or circumstance which occurred or existed on or prior to the date hereof. It is understood and agreed that this release is not to be construed as an admission of liability on the part of Banks, the Agent or the Released Parties.

         8. Limitation of Liability. Neither the Banks nor the Agent nor any of the Released Parties shall be liable to the Releasing Parties for any action taken, or omitted to be taken, by it or them or any of them under this Amendment or in connection herewith except that no person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. No claim may be made by the Releasing Parties against the Banks, the Agent or the Released Parties for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether the claim is based in contract or tort or duty imposed by law). The Releasing Parties hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         9.  Miscellaneous.

            (a) Each reference in the Forbearance Agreement to "this Agreement" shall be deemed a reference to the Forbearance Agreement as amended by this Amendment.

            (b) This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin.

            (c) Except as expressly modified or amended herein, all of the terms and conditions of the Forbearance Agreement and each of the Obligations and the Guaranty shall continue in effect and shall continue to bind the parties hereto. This Amendment is limited to the terms and conditions hereof and shall not constitute a modification, acceptance or waiver of any other provision of the Forbearance Agreement, the Obligations or the Guaranty.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Forbearance Agreement as of the date first written above.

                                     NORTHLAND CRANBERRIES, INC.


800 First Avenue South               By:    /s/ John Swendrowski
                                            ------------------------------------
Wisconsin Rapids, WI 54495-8020      Its:   Chairman and Chief Executive Officer
                                            ------------------------------------

                                     NCI FOODS, LLC


800 First Avenue South               By:    /s/ John Swendrowski
                                            ------------------------------------
Wisconsin Rapids, WI 54495-8020      Its:   President
                                            ------------------------------------

                                     FIRSTAR BANK, N. A., as Agent and a Bank


777 East Wisconsin Avenue            By:    /s/
                                            ------------------------------------
Milwaukee, WI  53202                 Its:
                                            ------------------------------------


                                     WELLS FARGO BANK MINNESOTA, N. A.

730 Second Avenue South, Suite 500
MAC N9314-050                        By:    /s/
                                            ------------------------------------
Minneapolis, MN  55479               Its:
                                            ------------------------------------

                                     U. S. BANK NATIONAL ASSOCIATION

MPFP2516
601 Second Avenue South              By:    /s/
                                            ------------------------------------
Minneapolis, MN 55402-4302           Its:
                                            ------------------------------------

                                     BANK OF AMERICA, NATIONAL ASSOCIATION


231 South LaSalle Street             By:
                                            ------------------------------------
Chicago, IL  60697                   Its:
                                            ------------------------------------

                                     ST. FRANCIS BANK, F.S.B.


13400 Bishops Lane, Suite 190        By:    /s/
                                            ------------------------------------
Brookfield, WI  53005-6203           Its:
                                            ------------------------------------

                                     M&I MARSHALL & ILSLEY BANK


770 North Water Street               By:
                                            ------------------------------------
Milwaukee, WI  53202                 Its:
                                            ------------------------------------

                                     ARK CLO 2001-1, LIMITED

c/o Woodside Capital
70 Russett Hill Road                 By:    /s/
                                            ------------------------------------
Sherborn, MA  01770                  Its:
                                            ------------------------------------

                                     BANK ONE, NA


111 East Wisconsin Avenue            By:
                                            ------------------------------------
Milwaukee, WI  53202                 Its:
                                            ------------------------------------

                                     LaSALLE BANK NATIONAL ASSOCIATION


411 East Wisconsin Avenue            By:    /s/
                                            ------------------------------------
Milwaukee, WI  53202                 Its:
                                            ------------------------------------